EXHIBIT (a)(3)

                             ARTICLES SUPPLEMENTARY


          THE LAZARD FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland at 300 East Lombard Street, Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The aggregate number of shares of Common Stock that the Corporation has authority to issue is increased by two hundred million (200,000,000) shares of Common Stock, $.001 par value per share, with an aggregate par value of two hundred thousand dollars ($200,000), all of which shall be classified as shares of Lazard Mortgage Portfolio (the "Fund" and together with the other investment portfolios of the Corporation, the "Funds"), of which one hundred million (100,000,000) of such shares shall be Open Common Stock and one hundred million (100,000,000) of such shares shall be Institutional Common Stock of the Fund.

          SECOND: The shares of Open Common Stock and Institutional Common Stock of the Fund shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally, and to the following:

                         (1) Assets of the Corporation attributable to the Open
                    Common Stock and to the Institutional Common Stock of the Fund shall be invested in the same investment portfolio.

                         (2) At such times (which may vary between and among the
                    holders of Institutional Common Stock of the Fund) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder, and applicable rules and regulations of the National Association of Securities Dealers, Inc., and reflected in the pertinent registration statement of the Corporation (the "Corporation's Registration Statement"), certain of the shares of Institutional Common Stock of the Fund may be converted automatically into shares of Open Common Stock in the Fund based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement.

          THIRD: Immediately before the increase in the aggregate number of shares as set forth in Article FIRST hereof, the Corporation was authorized to issue one billion five hundred fifty million (1,550,000,000) shares of stock, all of which were shares of Common Stock, having a par value of one tenth of one cent ($.001) each, and an aggregate par value of one million five hundred fifty thousand dollars ($1,550,000), classified as follows:


                                                                                        SHARES
PORTFOLIO/CLASS                                                                        AUTHORIZED
---------------                                                                        ----------

Lazard Bantam Value Portfolio - Institutional Common Stock                             50,000,000
Lazard Bantam Value Portfolio - Open Common Stock                                      50,000,000
Lazard Bond Portfolio - Institutional Common Stock                                     50,000,000
Lazard Bond Portfolio - Open Common Stock                                              50,000,000
Lazard Emerging Markets Portfolio - Institutional Common Stock                         50,000,000
Lazard Emerging Markets Portfolio - Open Common Stock                                  50,000,000
Lazard Emerging World Funds Portfolio - Institutional Common Stock                     50,000,000
Lazard Emerging World Funds Portfolio - Open Common Stock                              50,000,000
Lazard Equity Portfolio - Institutional Common Stock                                   50,000,000
Lazard Equity Portfolio - Open Common Stock                                            50,000,000
Lazard Global Equity Portfolio - Institutional Common Stock                            50,000,000
Lazard Global Equity Portfolio - Open Common Stock                                     50,000,000
Lazard High Yield Portfolio - Institutional Common Stock                               50,000,000
Lazard High Yield Portfolio - Open Common Stock                                        50,000,000
Lazard International Equity Portfolio - Institutional Common Stock                    150,000,000
Lazard International Equity Portfolio - Open Common Stock                              50,000,000
Lazard International Fixed-Income Portfolio - Institutional Common Stock               50,000,000
Lazard International Fixed-Income Portfolio - Open Common Stock                        50,000,000
Lazard International Small Cap Portfolio - Institutional Common Stock                  50,000,000
Lazard International Small Cap Portfolio - Open Common Stock                           50,000,000
Lazard Mid Cap Portfolio - Institutional Common Stock                                 100,000,000
Lazard Mid Cap Portfolio - Open Common Stock                                           50,000,000
Lazard Small Cap Portfolio - Institutional Common Stock                               150,000,000
Lazard Small Cap Portfolio - Open Common Stock                                         50,000,000
Lazard Strategic Yield Portfolio - Institutional Common Stock                          50,000,000
Lazard Strategic Yield Portfolio - Open Common Stock                                   50,000,000
                                                                                    -------------

Total                                                                               1,550,000,000
                                                                                    =============

          FOURTH: As hereby increased and classified, the total number of shares of stock which the Corporation has authority to issue is one billion seven hundred fifty million (1,750,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of one million seven hundred fifty thousand dollars ($1,750,000), classified as follows:


                                                                                       SHARES
PORTFOLIO/CLASS                                                                       AUTHORIZED
---------------                                                                       ----------

Lazard Bantam Value Portfolio - Institutional Common Stock                             50,000,000
Lazard Bantam Value Portfolio - Open Common Stock                                      50,000,000
Lazard Bond Portfolio - Institutional Common Stock                                     50,000,000
Lazard Bond Portfolio - Open Common Stock                                              50,000,000
Lazard Emerging Markets Portfolio - Institutional Common Stock                         50,000,000
Lazard Emerging Markets Portfolio - Open Common Stock                                  50,000,000
Lazard Emerging World Funds Portfolio - Institutional Common Stock                     50,000,000
Lazard Emerging World Funds Portfolio - Open Common Stock                              50,000,000
Lazard Equity Portfolio - Institutional Common Stock                                   50,000,000
Lazard Equity Portfolio - Open Common Stock                                            50,000,000
Lazard Global Equity Portfolio - Institutional Common Stock                            50,000,000
Lazard Global Equity Portfolio - Open Common Stock                                     50,000,000
Lazard High Yield Portfolio - Institutional Common Stock                               50,000,000
Lazard High Yield Portfolio - Open Common Stock                                        50,000,000
Lazard International Equity Portfolio - Institutional Common Stock                    150,000,000
Lazard International Equity Portfolio - Open Common Stock                              50,000,000
Lazard International Fixed-Income Portfolio - Institutional Common Stock               50,000,000
Lazard International Fixed-Income Portfolio - Open Common Stock                        50,000,000
Lazard International Small Cap Portfolio - Institutional Common Stock                  50,000,000
Lazard International Small Cap Portfolio - Open Common Stock                           50,000,000
Lazard Mid Cap Portfolio - Institutional Common Stock                                 100,000,000
Lazard Mid Cap Portfolio - Open Common Stock                                           50,000,000
Lazard Small Cap Portfolio - Institutional Common Stock                               150,000,000
Lazard Small Cap Portfolio - Open Common Stock                                         50,000,000
Lazard Strategic Yield Portfolio - Institutional Common Stock                          50,000,000
Lazard Strategic Yield Portfolio - Open Common Stock                                   50,000,000
Lazard Mortgage Portfolio - Institutional Common Stock                                100,000,000
Lazard Mortgage Portfolio - Open Common Stock                                         100,000,000
                                                                                    -------------

Total                                                                               1,750,000,000
                                                                                    =============

          FIFTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

          SIXTH: The Board of Directors of the Corporation increased the total number of shares of capital stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified the increased shares pursuant to authority provided in the Corporation's Charter.

          The undersigned Vice President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts with respect to authorization and approval set forth in these Articles are true in all material respects and that this statement is made under penalties of perjury.

          IN WITNESS WHEREOF, The Lazard Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and witnessed by its Treasurer on December 28, 2000.

                                            THE LAZARD FUNDS, INC.


                                            By: /s/ David M. Goldenberg
                                               -------------------------------
                                                 David M. Goldenberg,
                                                 Vice President and Secretary


Witness:

/s/ Bernard J. Grzelak
-----------------------
Bernard J. Grzelak,
Treasurer